UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  April 23, 2010

GRYPHON GOLD CORPORATION (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-127635 (Commission File Number)	92-0185596 (IRS Employer Identification No.)

675 West Hastings Street, Suite 711 Vancouver, BC V6B 1N2 (Address of Principal Executive Offices) (Zip Code)

(604) 261-2229
(Registrant's Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2010, the Registrant announced that Mr. Steven Craig has been appointed Vice President, Exploration of Gryphon Gold Corporation. Mr. Craig was the VP Exploration for Gryphon Gold from Jan 2006 to November 2008 and remained a consultant after November 2008.

Mr. Craig is a senior mineral exploration geologist with 35 years of diversified industry experience. He has been responsible for exploration and an officer of several mining & exploration companies, principally Kennecott Exploration. During his 23 year tenure with Kennecott he held progressively more responsible management and technical positions culminating in Regional Exploration Manager for Nevada and California.

Item 7.01    Regulation FD Disclosure.

On April 23, 2010, the Registrant released the press release filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Gryphon Gold Corporation Appoints Steven Craig as VP Exploration

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: April 23, 2010	By: /s/ R. William Wilson
R. William Wilson Chief Financial Officer